UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              July 13, 2010

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND                         001-33177                22-1897375

(State or other jurisdiction     (Commission        (IRS Employer

         of incorporation)                        File Number)            Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2010, Monmouth Real Estate Investment Corporation (the Company) executed the Fourth Amendment to the Employment Contract with Eugene W. Landy, the Company’s President and Chief Executive Officer. The existing amended employment agreement had originally expired on December 31, 2009 but was automatically renewed for a one-year term in accordance with the terms of the agreement.  The Fourth Amendment increases Mr. Landy’s base salary from $225,000 per year to $275,000 per year, extends the pension payments of $50,000 per year until 2013 to 2020, awards an Outstanding Leadership Achievement Award in the amount of $300,000 per year for three years and revises the employees’ bonus schedule as detailed in the Fourth Amendment.  The Company will accrue additional compensation expense of $464,000 related to the additional pension benefits of approximately $164,000 and $300,000 related to the bonus in the quarter ended June 30, 2010.

A copy of the Fourth Amendment has been filed as exhibit 99 to this 8-K.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit 99 - Fourth Amendment to Employment Agreement – Eugene W. Landy, dated July 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                                /s/   Maureen Vecere

                                Maureen Vecere

                                Chief Financial and Accounting Officer

     Date        July 13, 2010